As filed with the Securities and Exchange Commission on April 19, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PROCERA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

33-0974674

(I.R.S. Employer Identification No.)

4121 Clipper Court

Fremont, California 94538

(510) 230-2777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James F. Brear

Chief Executive Officer

Procera Networks, Inc.

4121 Clipper Court

Fremont, California 94538

(510) 230-2777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Tenta

Eric C. Jensen

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-180141

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	— (1)	— (1)	$20,000,000	$2,292.00(2)

(1)	The Registrant previously registered such indeterminate number of shares of the Registrant’s common stock having an aggregate offering price not to exceed $100,000,000 on a Registration Statement on Form S-3 (File No. 333-180141), as amended, which was declared effective on April 9, 2012. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional indeterminate number of shares of the Registrant’s common stock as shall have an aggregate offering price not to exceed $20,000,000 are being registered hereunder. The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the shares of common stock registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Represents the registration fee only for the additional amount of shares of the Registrant’s common stock being registered hereby. The Registrant previously registered shares of the Registrant’s common stock pursuant to a Registration Statement on Form S-3 (File No. 333-180141), as amended, for which a fee of $11,460 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (“Rule 462(b)”), and General Instruction IV.A. to Form S-3 to register the Registrant’s common stock, with an aggregate initial offering price not to exceed $20,000,000. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-180141), filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2012, as amended by Amendment No. 1 to the Registrant’s Registration Statement on Form S-3/A (File No. 333-180141), filed with the SEC on April 6, 2012, and declared effective by the SEC on April 9, 2012, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinion and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on April 19, 2012.

PROCERA NETWORKS, INC.

By:	/s/ James F. Brear
James F. Brear
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James F. Brear James F. Brear	Chief Executive Officer and Director (Principal Executive Officer)	April 19, 2012

/s/ Charles Constanti Charles Constanti	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 19, 2012

* Staffan Hillberg	Director	April 19, 2012

* Mary Losty	Director	April 19, 2012

* Scott McClendon	Director	April 19, 2012

* Mark Pugerude	Director	April 19, 2012

* Thomas Saponas	Director	April 19, 2012

* William E. Slavin	Director	April 19, 2012

* Paul J. Stich	Director	April 19, 2012

* By:	/s/ James F. Brear
James F. Brear
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of McDonald Carano Wilson LLP.

23.1	Consent of PMB Helin Donovan LLP, Independent Registered Public Accounting Firm.

23.2	Consent of McDonald Carano Wilson LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1†	Power of Attorney.

†	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3 (File No. 333-180141), filed with the Securities and Exchange Commission on March 15, 2012, and incorporated by reference herein.